UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
 __________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 13, 2016

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MASIMO CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Discovery Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 297-7000
Not Applicable
(Former name or former address, if changed since last report)
 _______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.....Entry into a Material Definitive Agreement.
On July 13, 2016, Masimo Corporation (the Company) entered into a Single-Tenant Lease (the New Lease) with The Irvine Company LLC (Landlord), for approximately 32,518 square feet of space in a building located at 9600 Jeronimo Road, Irvine, California (the Premises). The Company currently leases the Premises pursuant to a Single-Tenant Lease, dated June 22, 2012, by and between the Company and Landlord, as amended (the Prior Lease). The date of commencement of the New Lease will be December 1, 2016, and the New Lease will continue in effect for a period of ten years, or until November 30, 2026 (the Lease Term). The Prior Lease will terminate immediately prior to commencement of the New Lease.
Monthly base rent payments for the Premises under the New Lease will range from $25,689 to $36,420 over the Lease Term, and the first month’s rent of approximately $25,689, plus certain operating expenses, is payable to the Landlord upon the execution of the New Lease. So long as no event of default has occurred or occurs under the New Lease, the Company is entitled to an abatement of four full calendar months of base rent for the initial four full calendar months of the New Lease. In addition to the monthly base rent payments, the Company will be responsible for certain costs under the New Lease, including certain operating, electricity and utility expenses. The Company is not required to provide a security deposit under the New Lease.
Under the terms of the New Lease, the Company has the right to extend the Lease Term for a period of five years, subject to certain conditions (the Extension), at a monthly base rent to be agreed upon by the Company and Landlord or, in the event that the Company and Landlord are not able to agree on a monthly base rent for the Extension, at the fair market rental rate for the five-year renewal of the Premises, as may be determined by an appraiser under certain circumstances.
The New Lease contains customary default provisions allowing Landlord to terminate the New Lease if the Company fails to cure certain breaches of its obligations under the New Lease within a specified period of time. In addition, the Company will be obligated to indemnify Landlord for certain claims, damages and losses arising from the Company’s use or occupancy of the Premises.
The foregoing description of certain terms contained in the New Lease does not purport to be complete and is qualified in its entirety by reference to the copy of the New Lease that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended July 2, 2016.

Item 2.03.....Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION

Date: July 18, 2016	By:	/s/ MARK P. DE RAAD
Mark P. de Raad
Executive Vice President & Chief Financial Officer
(Principal Financial Officer)